UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): January 30, 2009
Wellman, Inc.
(Exact name of registrant as specified in its charter)

Delaware	1-10033	04-1671740

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
3303 Port and Harbor Drive Bay St. Louis, Mississippi 39520
(Address of principal executive offices) (Zip Code)
Registrant’s telephone number, including area code: (228) 533-4480
N/A
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.03 Bankruptcy or Receivership
     On January 13, 2009, the U.S. Bankruptcy Court for the Southern District of New York (the “Bankruptcy Court”) entered an order confirming the Third Amended Joint Plan of Reorganization as modified (the “Plan”) of Wellman, Inc. (“Wellman”) and certain of its subsidiaries (collectively, the “Debtors”). On January 30, 2009, the Debtors consummated their reorganization under Chapter 11 of Title 11 of the f the United States Code, 11 U.S.C. §§ 101-1532 (the “Bankruptcy Code”) through a series of transactions contemplated by the Plan and the Plan became effective.
     A copy of the Plan is attached as Exhibit 2.1 to this Current Report on Form 8-K.
     The following is a summary of the material features of the Plan, as confirmed by the Bankruptcy Court, and made effective. This summary highlights only certain provisions of the Plan and is not a complete description of that document. Therefore, this summary is qualified in its entirety by reference to the Plan. Capitalized terms used but not defined herein shall have the meaning set forth in the Plan.
Material Features of the Plan:
     The Plan permits the Debtors to reorganize as a going concern. This will result in a variety of advantages to the Debtors and their stakeholders that not only would be unavailable in a piecemeal liquidation, but that likely could not be secured even through a “going concern” sale of the Debtors’ entire enterprise.
     All Claims against each of the Debtors will be classified and treated under the Plan. Under the Plan, the principal Classes of Claims and Interests will be treated as follows:
•	Class 1 — Other Secured Claims: Each Holder of Allowed Secured Claims shall receive one of the following treatments, in the discretion of the Debtors, with the consent of the Plan Sponsors, as applicable: (i) the Debtors shall pay such Allowed Other Secured Claim in full in cash to the extent allowed under the Bankruptcy Code or (ii) the Debtors, with the consent of the Plan Sponsors, shall otherwise treat such Allowed Other Secured Claim in any other manner such that the Allowed Other Secured Claim shall be rendered Unimpaired.

•	Class 2 — First Lien Term Loan Claims: Each Holder of such Allowed First Lien Term Loan Claim shall receive its Pro Rata share of (i) $36 million in principal amount of the Third Lien Convertible Notes, (ii) 36,000 shares of New Common Stock, and (iii) the portion of the Palmetto Sale Proceeds allocated to the Palmetto PP&E. In addition to the foregoing, during the pendency of the Chapter 11 Cases in partial satisfaction of their Class 2 Claims, the Holders of Allowed Claims in Class 2 have received their Pro Rata share of (i) $5.75 million in proceeds from the Johnsonville Sale and (ii) the Bottle Yard Proceeds.

•	Class 3 — Second Lien Term Loan Claims: each Holder of such Allowed Second Lien Term Loan Claim shall receive, its Pro Rata share of (i) $24 million in principal amount of the Third Lien Convertible Notes, (ii) the Second Lien Trust Interests, (iii) 24,000 shares of New Common Stock, and

(iv) to the extent the DIP Facility Claims are satisfied in full, the portion of the Palmetto Sale Proceeds allocated to the Palmetto Intellectual Property & Intangibles.
•	Class 4 — General Unsecured Claims: each Holder of such Allowed General Unsecured Claim shall receive its Pro Rata share of the Unsecured Trust Interests.

•	Class 5 — Old Preferred Interests: On the Effective Date, all Old Preferred Interests shall be deemed canceled and extinguished, and shall be of no further force and effect, whether surrendered for cancellation or otherwise, and there shall be no distribution to the Holders of Class 5 Old Preferred Interests.

•	Class 6 — Old Common Interests: On the Effective Date, all Old Common Interests shall be deemed canceled and extinguished, and shall be of no further force and effect, whether surrendered for cancellation or otherwise, and there shall be no distribution to the Holders of Class 6 Old Common Interests.

•	Class 7 — Intercompany Interests: On the Effective Date, or as soon thereafter is practicable, all Intercompany Claims will be adjusted, continued or discharged to the extent determined appropriate by the Debtors with the consent of the Plan Sponsor.
     Plan Sponsorship Agreement
     As previously disclosed, the Debtors, Sola, Ltd. (“Sola”) and BlackRock Financial Management, Inc. (collectively with Sola, the “Plan Sponsors”) entered into a Plan Sponsorship Agreement, in which the Plan Sponsors invested $35 million dollars in Wellman Holdings, Inc. (“Reorganized Wellman”), a newly formed Delaware corporation that holds 100% of the equity of Wellman pursuant to the Plan. In exchange for such investment, the Plan Sponsors received 60,000 shares of New Common Stock and $40 million in principal amount of Second Lien Convertible Notes of Reorganized Wellman, which represents on an as-converted basis 50% of the total outstanding common stock of Reorganized Wellman. This description of the Plan Sponsorship Agreement is qualified in its entirety by the copy thereof attached as Exhibit 10.1 to the Form 8-K filed on January 9, 2009, and which is incorporated by reference herein.
     Exit Credit Facility
     As previously disclosed, CIT Group/Business Credit, Inc., CIT Bank and CIT Capital Securities LLC (collectively, “CIT”), and Wellman entered into a Senior Credit Facility Commitment Letter (the “Commitment Letter”), in which CIT committed to providing the Company with a $35 million revolving credit facility upon emergence from bankruptcy assuming that certain conditions are satisfied. Such conditions have been satisfied and CIT has provided and funded such revolving credit facility. This description of the Commitment Letter is qualified in its entirety by the copy thereof attached as Exhibit 10.2 to the Form 8-K filed on January 9, 2009, and which is incorporated by reference herein.
     Proceeds from the Plan Sponsors and the Exit Credit Facility (as defined below) are to repay amounts borrowed under its Debtor in Possession Credit Agreement and to pay certain deferred financing fees, administrative expenses, priority claims, cure payments and professional fees.
     Credit Agreement
     Reorganized Wellman, (b) Reorganized Wellman and Wellman of Mississippi, Inc. (each as “Borrowers”) and (c) certain domestic subsidiaries of Reorganized Wellman (each as Guarantors) entered into a credit agreement (the “Credit Agreement”) with CIT Bank as Lender, The CIT Group/Business Credit, Inc., as Administrative Agent, Collateral Agent and Documentation Agent, and CIT Capital Securities LLC as Sole Lead Arranger, Sole Bookrunner and Syndication Agent (the “Exit Credit Facility”). The Credit Agreement is a senior secured revolving credit facility consisting of $35 million including a letter of credit subfacility of $10 million for a term of three years.
     The outstanding principal balance under the Exit Credit Facility shall initially bear interest, at Reorganized Wellman’s option, at a fluctuating rate equal to (a) the Alternative Base Rate (as defined in the Credit Agreement) plus 7% per annum, or (b) LIBOR plus 8% per annum, with a LIBOR Floor (as defined in the Credit Agreement) of 2% per annum.
     In addition, Reorganized Wellman must pay certain fees to the lenders under the Credit Agreement. Reorganized Wellman may voluntarily prepay any loans outstanding, subject to concurrent payments of any applicable LIBOR loan breakage costs.
     The Collateral Agent will receive as collateral a first priority perfected security interest in substantially all existing and after-acquired assets of Reorganized Wellman, the Borrower and the Guarantors (other than certain agreed-upon exceptions set forth in the Credit Agreement) as well as a first priority perfected pledge of all of the equity interests of the Borrowers and Guarantors (excluding the equity interests of Reorganized Wellman) and the Borrowers’ and Guarantors’ direct or indirect domestic subsidiaries and (ii) two-thirds of the equity interests of the Borrowers’ and Guarantors’ direct and indirect first-tier foreign subsidiaries.
     The Credit Agreement contains customary covenants for facilities of this type.
     Second Lien Convertible Notes
     Reorganized Wellman issued $40 million principal amount of convertible notes to the Plan Sponsors pursuant to the Plan Sponsorship Agreement, which (a) is secured by a second priority lien in all of the assets of, and guaranteed by each of, the Reorganized Debtors, (b) pays 10% Cash interest per annum, (c) matures 10 years after the Effective Date, and (d) is convertible into 50% of the New Common Stock as of the Effective Date.
     Third Lien Convertible Notes
     Reorganized Wellman issued $60 million principal amount of convertible notes to the Third Lien Convertible Notes Indenture, which (a) is secured by a third priority lien in all assets of, and guaranteed by each of, the Reorganized Debtors, (b) pays 5% Cash interest or PIK interest per annum, (c) matures 10 years after the Effective Date, and (d) is convertible into 50% of the New Common Stock as of the Effective Date.
     Wellman intends to deregister its common stock under the Exchange Act and cease being a reporting company.

ITEM 8.01 Other Events
     On January 31, 2009, the Company issued a press release announcing that it has completed the necessary requirements to emerge from bankruptcy and certain related matters. A copy of the press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.
Forward-Looking Statements
     Statements contained in this report that are not historical facts, are forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. In addition, words such as “believes,” “expects,” “anticipates,” and similar expressions are intended to identify forward-looking statements. These statements are made as of the date of this report based upon current expectations, and we undertake no obligation to update this information. These forward-looking statements involve certain risks and uncertainties, including, but not limited to the prominent risks and uncertainties inherent in our business, see our Form 10-K for the year ended December 31, 2007.

     Item 9.01 Financial Statements and Exhibits

Exhibit No.	Description
2.1	The Debtors’ Third Amended Joint Plan of Reorganization (As Modified) Under Chapter 11 of the Bankruptcy Code

99.1	Press Release dated January 31, 2009

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 5, 2009	WELLMAN, INC.
	BY:	/s/ Keith R. Phillips
Keith R. Phillips
Vice President, Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
2.1	The Debtors’ Third Amended Joint Plan of Reorganization (As Modified) Under Chapter 11 of the Bankruptcy Code

99.1	Press Release dated January 31, 2009

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